Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2022 Financial Results

THE COLONY, TX – August 15, 2022 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

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Revenue was $76.9 million, a 108.7% increase compared with the second quarter of 2021.
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Gross profit was $14.7 million, a 115.4% increase compared with the second quarter of 2021.
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GAAP net income per diluted share attributable to common stockholders was $0.05, compared with $0.03 per share during the second quarter of 2021.
•
Adjusted EBITDA was $6.6 million, a 161.3% increase compared with the second quarter of 2021.
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Adjusted net income per diluted share was $0.19 compared with $0.05 per diluted share during the second quarter of 2021.

Year-to-Date 2022 Highlights (June 30, 2022)

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Revenue was $148.4 million, a 106.3% increase compared with the same period of 2021.
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Gross profit was $25.9 million, a 95.6% increase compared with the same period of 2021.
•
GAAP net loss per diluted share attributable to common stockholders was $(0.05), compared with net income per share of $0.09 during the same period of 2021.
•
Year-to-date Adjusted EBITDA was $10.3 million, a 100.4% increase compared with the same period of 2021.
•
Adjusted net income per diluted share was $0.25, compared with $0.13 per diluted share during the same period of 2021.

"Second quarter results demonstrate the capability of our business model to deliver strong financial performance in a difficult economic environment. We continue to see strength in the activity levels and waste volumes generated across our end markets. And, by driving operational efficiencies and the flexibility of our agreements, we were able to offset inflationary and other cost pressures. In addition, we continue to generate profitable growth from: new customers, expansion with existing customers, and recent acquisitions,” said S. Ray Hatch, President and Chief Executive Officer. “We are making progress to optimize recent acquisitions and expect to continue to enhance the margin profile and contribution from these businesses. Overall, we are on track with our growth plans and expect continued profitable growth for 2022 and over the next several years from both organic and acquisitive sources.”

Second Quarter 2022 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, August 15, 2022, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2022. Investors interested in participating on the live call can dial 1-888-394-8218 within the U.S. or 1-323-701-0225 from abroad, referencing conference ID: 7664116. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA," and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest's performance. Quest's definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached tables "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and “Adjusted Net Income Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation to continue to enhance the margin profile and contribution from recent acquisitions and our expectation of continued momentum in 2022 and the next several years from both organic and acquisitive sources. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment and the potential effect of inflationary pressures and increased interest rates on our costs of doing business, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)
Revenue	$76,905	$36,858	$148,427	$71,960
Cost of revenue	62,236	30,048	122,510	58,710
Gross profit	14,669	6,810	25,917	13,250
Selling, general, and administrative	9,299	5,060	18,643	9,323
Depreciation and amortization	2,470	409	4,835	816
Total operating expenses	11,769	5,469	23,478	10,139
Operating income	2,900	1,341	2,439	3,111
Interest expense	(1,590)	(550)	(3,146)	(1,111)
Income (loss) before taxes	1,310	791	(707)	2,000
Income tax expense	160	92	327	154
Net income (loss)	$1,150	$699	$(1,034)	$1,846

Net income (loss) applicable to common stockholders	$1,150	$699	$(1,034)	$1,846
Net income (loss) per common share:
Basic	$0.06	$0.04	$(0.05)	$0.10
Diluted	$0.05	$0.03	$(0.05)	$0.09
Weighted average number of common shares outstanding:
Basic	19,279	18,823	19,262	18,665
Diluted	21,349	20,501	19,262	20,045

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$1,150	$699	$(1,034)	$1,846
Depreciation and amortization	2,550	481	4,987	957
Interest expense	1,590	550	3,146	1,111
Stock-based compensation expense	326	506	585	816
Acquisition, integration, and related costs	668	117	1,974	136
Other adjustments	113	64	309	117
Income tax expense	160	92	327	154
Adjusted EBITDA	$6,557	$2,509	$10,294	$5,137

ADJUSTED NET INCOME PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reported net income (loss) (1)	$1,150	$699	$(1,034)	$1,846
Amortization of intangibles (2)	2,221	289	4,396	578
Acquisition, integration, and related costs (3)	668	117	1,974	136
Adjusted net income	$4,039	$1,105	$5,336	$2,560

Diluted earnings per share:
Reported net income (loss)	$0.05	$0.03	$(0.05)	$0.09
Adjusted net income	$0.19	$0.05	$0.25	$0.13

Weighted average number of common shares outstanding:
Diluted (4)	21,349	20,501	21,541	20,045

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution as adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,217	$8,428
Accounts receivable, less allowance for doubtful accounts of $1,729 and $841 as of June 30, 2022 and December 31, 2021, respectively	50,649	39,949
Prepaid expenses and other current assets	2,873	1,952
Total current assets	57,739	50,329

Goodwill	82,349	80,622
Intangible assets, net	37,614	39,119
Property and equipment, net, and other assets	4,587	5,596
Total assets	$182,289	$175,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,101	$30,196
Other current liabilities	5,572	6,195
Current portion of notes payable	1,159	1,329
Total current liabilities	41,832	37,720

Notes payable, net	66,401	62,409
Other long-term liabilities	707	1,909
Total liabilities	108,940	102,038

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,117 and 19,046 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	171,073	170,318
Accumulated deficit	(97,743)	(96,709)
Total stockholders’ equity	73,349	73,628
Total liabilities and stockholders’ equity	$182,289	$175,666

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